LIMITED POWER OF ATTORNEY

     The undersigned, being a person subject to the reporting obligations of Section 16 of the U.S. Securities and Exchange Act of 1934, as amended (the "Act"), with respect to ownership of securities of Telewest Global, Inc. (the "Corporation"), hereby constitutes and appoints each of Stephen Cook and Clive Burns to be the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 4 and 5 and other forms as either of them shall in his discretion determine to be required or advisable pursuant to Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of equity securities of the Corporation, and to do all acts necessary in order to file such forms with the U.S. Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as either of them shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

     The undersigned has provided this Limited Power of Attorney with the understanding that the undersigned shall, at the earliest practicable date prior to filing, be provided with notice of, and copies of, any Form 4 or Form 5 to be executed and filed pursuant hereto.

     This Limited Power of Attorney is executed as of the date set forth below.

/s/ Michael McGuiness
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Signature

Michael McGuiness
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Print Name

July 20, 2004
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Date